EXHIBIT K-2

                     INTERIM INCOME TAX ALLOCATION AGREEMENT

     THIS AGREEMENT, made as of the 31st day of December, 1999, by and between SCANA Corporation ("SCANA") and each of its wholly owned subsidiaries, namely SCANA Service Company, South Carolina Electric & Gas Company, South Carolina Pipeline Corporation, South Carolina Fuel Company, Inc., S.C. Generating Company, Inc., SCANA Communications, Inc. and its wholly owned subsidiary SCANA Communications Holdings, Inc. (Holdings being a Delaware corporation), Primesouth, Inc. and its wholly owned subsidiary Palmark, Inc., SCANA
Development Corporation, SCANA Energy Marketing, Inc., SCANA Petroleum Resources, Inc. and its wholly owned subsidiary SPR Gas Services, Inc., SCANA Propane Gas, Inc. and its wholly owned subsidiaries USA Cylinder Exchange, Inc. and SCANA Propane Supply, Inc., SCANA Propane Storage, Inc., ServiceCare, Inc., and SCANA Resources, Inc. and its wholly owned subsidiary Company 19A (formerly Instel, Inc.), all of the forementioned corporations hereinafter referred to individually as the "Company" and collectively referred to as the "Companies", each Company being a South Carolina corporation, except SCANA Communications Holdings, Inc. as above indicated, is effective for the Consolidated Tax reflected on the Consolidated Tax Return for calendar year end 1999 and subsequent years.

     In the event that the merger between SCANA and Public Service Company of North Carolina, Inc. ("PSNC") is approved by all required governmental authorities -- which is fully anticipated, the shareholders of both SCANA and PSNC having on July 1st, 1999 approved of said merger -- PSNC will become a wholly owned subsidiary of SCANA and will likewise participate in this Agreement beginning with the first calendar year end Consolidate Tax Return for which it is able. Subject to this condition precedent, PSNC, which although presently a North Carolina corporation will at the conclusion of the merger be incorporated instead in South Carolina, is also a signatory to this Agreement. PSNC shall also be referred to as "Company" in accordance with the preceding paragraph.

                                   WITNESSETH:

     WHEREAS, the Companies file a consolidated federal income tax return and the consolidated federal income tax liability has been allocated among the Companies included in the consolidated return in accordance with the provisions of subparagraph (a)(1) of Section 1552 of the Internal Revenue Code of 1986 and other applicable requirements of Rule 45(c) under the Public Utility Holding Company Act of 1935.

     WHEREAS, Rule 45(c) sets forth the method by which Companies filing a consolidated federal income tax return (hereinafter referred to as the "consolidated tax return") may use to allocate the consolidated federal income tax liability among the members of the group; however, in order to utilize such method, a written agreement must be executed by the Company setting forth the allocation method for each taxable year.

     WHEREAS, the Companies desire to allocate their federal income tax liability in accordance with the following procedures; NOW THEREFORE, the Companies do agree as follows:

                                    ARTICLE I

                                   Definitions

     1.1 "Consolidated Tax" is the aggregate tax liability for a tax year, being the tax shown on the consolidated return and any adjustments thereto thereafter determined. The consolidated tax will be the refund if the consolidated return shows a negative tax. 1.2 "Corporate Tax Credit" is a negative separate return tax of a Company for a tax year, equal to the amount by which the consolidated tax is reduced by including a net corporate taxable loss or other net tax benefit of such Company in the consolidated tax return.

     1.3 "Corporate Taxable Income" is the income or loss of a Company for a tax year, computed as though such Company had filed a separate return on the same basis as used in the consolidated return, except that dividend income from the Companies shall be disregarded, and other intercompany transactions eliminated in the consolidated return shall be given appropriate effect. It shall further be adjusted to allow for applicable rights accrued to a Company for the recognition of negative corporate taxable income consistent with the provisions of Article II herein, but carryovers and carrybacks shall not be taken into account as loss Companies are to receive current payment of their Corporate Tax Credits. If a Company is a member of the registered system's consolidated tax group for only part of a tax year, that period will be deemed to be its tax year for all purposes for that year under this Agreement. 1.4 "Separate Return Tax" is the tax on the Corporate Taxable Income of a Company computed as though such Company was not a member of a consolidated group.

                                   ARTICLE II

                            Tax Allocation Procedures

     2.1 The Consolidated Tax shall be apportioned among the Companies in proportion to the Corporate Taxable Income of each member of the affiliated group. Each Company which incurs a tax loss for the year shall be included in the allocation of Consolidated Tax and shall receive a Corporate Tax Credit, the amount of which shall be currently paid to the Company by SCANA increased by any amounts previously assessed by SCANA and remitted by the Company to SCANA for estimated tax payment purposes attributable to the subject taxable year. Companies with a positive allocation of the Consolidated Tax shall currently pay the amount so allocated, decreased by any amounts previously assessed by SCANA and remitted by the Company to SCANA for estimated tax payment purposes attributable to the subject taxable year.

     Special Rule Regarding SCANA: In making the tax allocations provided for in this Agreement, notwithstanding any of the foregoing, no corporate tax benefits shall be allocated to SCANA. Although the separate corporate taxable income or taxable loss of SCANA and any tax credits attributable to SCANA will be included in the consolidated return, only the tax savings attributable to such items shall be allocated to the other Companies as if SCANA was not a member of the Companies in the consolidated return group. In making this allocation, the tax savings of SCANA shall be allocated only to the other member Companies in the consolidated return group having taxable income. SCANA will remit, from its separate resources, funds for the payment of tax liabilities owed by SCANA. 2.2 SCANA shall pay to the Internal Revenue Service the group's Consolidated Tax liability from the net of the receipts and payments. 2.3 No Company shall be allocated any income tax greater than the Separate Return Tax of such Company
2.4 To the extent that the Consolidated and Corporate Taxable Incomes include material items taxed at rates other than the statutory rate (such as capital gains and preference items), the portion of the Consolidated Tax attributable to these items shall be apportioned directly to the members of the group giving rise to such items.

     2.5 Should the Companies generate a net consolidated tax loss for a tax year that is too large to be used in full for that year, with result that there are uncompensated Corporate Tax Credit benefits for that year, the carryover of uncompensated benefits related to the carryforward of tax losses applied to reduce Consolidated Taxable Income in future tax years shall be apportioned in accordance with the respective Companies' contributions to such loss. The tax benefits of any resultant carryback shall be allocated proportionally to the Companies that generated corporate tax losses in the year the consolidated net operating tax loss was generated. Any related loss of credits, including investment tax credit reversals, shall be allocated to the member Company that utilized the credits in the prior year in the same proportion that the credit lost is to the total credit utilized in the prior year. Investment tax credit reversals allocated to a member Company will be added to that Company's available corporate investment tax credit for future allocations. A prior year consolidated net operating tax loss carryforward applied to reduce current year Consolidated Taxable Income shall be allocated proportionally to member Companies that generated a corporate tax loss in the year the consolidated net operating loss was generated. 2.6 Adjustments to or revisions of the Consolidated Tax as a result of subsequent events such as amended returns, revenue agents' reports, litigation or negotiated settlements shall be allocated in accordance with the principles established in this Agreement.

                                   ARTICLE III
                                    Amendment

     This Agreement is subject to revision as a result of changes in income tax law and changes in relevant facts and circumstances.

     IN WITNESS WHEREOF, this Agreement has been executed by an officer of each company as of the day and year first above written by the Companies.

ATTEST:                            SCANA Corporation


--------------------------         -----------------------------
L. M. Williams, Secretary          W. B. Timmerman
                                   President and C.E.O

ATTEST:                            SCANA Service Company

--------------------------         ------------------------------
L. M. Williams, Secretary          W.B. Timmerman, C.E.O and C.O.O.


ATTEST:                            South Carolina Electric & Gas Company

--------------------------         -------------------------------
L. M. Williams, Secretary          John L. Skolds, President


ATTEST:                            South Carolina Pipeline Corporation

--------------------------         -------------------------------
L. M. Williams, Secretary          Asbury H. Gibbes, President


ATTEST:                            South Carolina Fuel Company, Inc.


--------------------------         -------------------------------
L. M. Williams, Secretary          John L. Skolds, President


ATTEST:                            South Carolina Generating Company, Inc.


--------------------------         -------------------------------
L. M. Williams, Secretary          John L. Skolds, President

ATTEST:                            SCANA Communications, Inc.


--------------------------         -------------------------------
L. M. Williams, Secretary          George J. Bullwinkel, Jr., President


ATTEST:                            SCANA Communications Holdings, Inc.


--------------------------         -------------------------------
L. M. Williams, Secretary          Kevin B. Marsh, C.F.O.


ATTEST:                            Primesouth, Inc.


--------------------------         -------------------------------
L. M. Williams, Secretary          John L. Skolds, President


ATTEST:                            Palmark, Inc.


--------------------------         -------------------------------
L. M. Williams, Secretary          John L. Skolds, President


ATTEST:                            SCANA Development Corporation

--------------------------         -------------------------------
L. M. Williams, Secretary          Asbury H. Gibbes, President


ATTEST:                            SCANA Energy Marketing, Inc.


--------------------------         -------------------------------
L. M. Williams, Secretary          Asbury H. Gibbes, President

ATTEST:                            SCANA Petroleum Resources, Inc.


--------------------------         -----------------------------
L. M. Williams, Secretary          Asbury H. Gibbes, President


ATTEST:                            SPR Gas Services, Inc.


--------------------------         -----------------------------
L. M. Williams, Secretary          Asbury H. Gibbes, President


ATTEST:                            SCANA Propane Gas, Inc.


--------------------------         ------------------------------
L. M. Williams, Secretary          Kevin B. Marsh, C.F.O.


ATTEST:                             USA Cylinder Exchange, Inc.


--------------------------          ------------------------------
L. M. Williams, Secretary           Kevin B. Marsh, C.F.O.


ATTEST:                             SCANA Propane Supply, Inc.


--------------------------          -------------------------------
L. M. Williams, Secretary           Kevin B. Marsh, C.F.O.


ATTEST:                             SCANA Propane Storage, Inc.


--------------------------          ------------------------------
L. M. Williams, Secretary           Kevin B. Marsh, C.F.O.

ATTEST:                             Service Care, Inc.


--------------------------          ------------------------------
L. M. Williams, Secretary           Ann M. Milligan, President


ATTEST:                             SCANA Resources, Inc.


--------------------------          ------------------------------
L. M. Williams, Secretary           Kevin B. Marsh, C.F.O.


ATTEST:                             Company 19A


--------------------------          -------------------------------
L. M. Williams, Secretary           Kevin B. Marsh, C.F.O.


ATTEST:                             Public Service Company of North Carolina,
                                       Inc.


--------------------------          ------------------------------
L. M. Williams, Secretary           C. E. Zeigler, Jr., President